Exhibit 10(a)

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Amendment”) is made effective as of November 9, 2004, by and among SOUTHERN UNION COMPANY, a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages of the Credit Agreement (as hereinafter defined) (individually the “Bank” and collectively the “Banks”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMorgan”), in its capacity as agent (the “Agent”) for the Banks.

RECITALS:

WHEREAS, the Borrower, the Banks and the Agent have executed a certain Third Amended and Restated Revolving Credit Agreement dated effective May 28, 2004 (the “Credit Agreement”); and

WHEREAS, the Majority Banks, the Agent and the Borrower desire to amend the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1.    Amendment of Definitions. The definitions of “Panhandle Eastern”, “Southern Union Panhandle” and “Subsidiary” contained in Section 1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Panhandle Eastern” shall mean Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership.

“Southern Union Panhandle” shall mean Southern Union Panhandle LLC, a Delaware limited liability company.

“Subsidiary” of a Person shall mean a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

2.    New Definitions. The following additional definitions are hereby added to Section 1 of the Credit Agreement:

“Additional Offering” shall mean, collectively, the issuance, offering and sale in (a) any offering or issuance of capital stock, Equity-Preferred Securities or any other equity interests in the Borrower (to the extent permitted under Section 10.5), so long as all net cash proceeds thereof are applied in the following order: (i) first, (x) if the Southern Union Panhandle Bridge Loan is outstanding, to paying in full the Southern Union Panhandle Bridge Loan or (y) if the Southern Union Panhandle Bridge Loan is not outstanding (including, for avoidance of doubt, a funding of the Southern Union Panhandle Bridge Loan substantially simultaneously with the consummation of such a public offering), to financing a portion of the acquisition costs for the Cross Country Acquisition and (ii) second, to repaying other Debt of the Borrower, or (b) if all amounts owing under the Southern Union Panhandle Bridge Loan shall not have been repaid within three months after the Cross Country Acquisition Closing Date, an offering made pursuant to Rule 144A of the Securities Act of debt securities of the Borrower, Southern Union Panhandle or Panhandle Eastern, so long as all net cash proceeds from any such offering are applied to paying in full the Southern Union Panhandle Bridge Loan.

“CCE Acquisition” shall mean CCE Acquisition LLC, a Delaware limited liability company formed by the Borrower for the purpose of ultimately owning and holding 50% of all issued and outstanding equity interest in CCE Holdings.

“CCE Group” means CCE Holdings and its Subsidiaries.

“CCE Holdings” shall mean CCE Holdings LLC, a Delaware limited liability company.

“CCE Holdings LLC Agreement” shall mean the Limited Liability Company Agreement of CCE Holdings dated as June 18, 2004, as amended from time to time, among the members of CCE Holdings.

“Cross Country” shall mean CrossCountry Energy, LLC, a Delaware limited liability company.

“Cross Country Acquisition” shall mean the acquisition by CCE Holdings of 100% of all issued and outstanding equity interest in Cross Country in accordance with the Cross Country Acquisition Agreement, so long as such acquisition is in substantial compliance with the following specified terms:

(a)    immediately after the consummation of such acquisition, Cross Country is a wholly-owned Subsidiary of CCE Holdings;

(b)    the aggregate consideration paid for all equity interest in Cross Country shall be approximately $2,450,000,000 (which amount includes the assumption of approximately $461,000,000 of outstanding Debt of Transwestern Pipeline Company and is subject to customary purchase price adjustment as set forth in the Cross Country Acquisition Agreement);

(c)    neither the Borrower nor any of its Subsidiaries shall have, incur or assume any liability with respect to any Debt of Cross Country and its Subsidiaries immediately after the consummation of such acquisition; and

(d)    all material requisite approvals and consents from any Governmental Authority with respect to such acquisition shall have been received by the Borrower and its Subsidiaries in a form acceptable to the Agent.

“Cross Country Acquisition Agreement” shall mean that certain Purchase Agreement dated as of June 24, 2004 and amended by Amendment No. 1 dated as of September 1, 2004, by and among Enron Operations Services, LLC, Enron Transportation Services, LLC, EOC Preferred, L.L.C. and Enron Corp., as sellers, and CCE Holdings, as purchaser, as the same may hereafter be amended (the form of any such amendment to be approved by the Agent, such approval not to be unreasonably withheld, conditioned or delayed).

“Cross Country Acquisition Closing Date” means the date on which the Cross Country Acquisition is consummated.

“Southern Union Panhandle Bridge Loan” shall mean a short-term credit facility to be obtained by Southern Union Panhandle for purposes of financing a portion of the acquisition costs for the Cross Country Acquisition, in an aggregate principal amount not to exceed (i) $590,500,000 less (ii) the net cash proceeds of the Additional Offering applied to finance the acquisition costs for the Cross County Acquisition, so long as such short-term credit facility is obtained upon terms and conditions substantially similar to the terms and conditions set forth in the term sheet attached hereto as Exhibit D with such changes as the Agent reasonably determines are not material to the Banks.

3.    Pledge of CCE Holdings Equity Representation and Warranty. A new Section 7.18 is hereby added to the Credit Agreement to read as follows:

7.18    No Agreements Prohibiting Pledge of CCE Holdings Equity. Except for the applicable negative covenants of this Agreement, the Term Loan Facility, the Southern Union Panhandle Bridge Loan and the CCE Holdings LLC Agreement, neither the Borrower nor Southern Union Panhandle nor CCE Acquisition is a party to any contract or other agreement with any Person that directly or indirectly prohibits the Borrower or Southern Union Panhandle or CCE Acquisition from granting any Lien against the equity interests in CCE Holdings (whether common, preferred or another class of equity ownership) at any time owned and held by the Borrower or any of its Subsidiaries as security for any Debt of the Borrower or any of its Subsidiaries.

4.    Additional Offering Affirmative Covenant. A new Section 9.12 is hereby added to the Credit Agreement to read as follows:

9.12    Additional Offering. Within six months after the Cross Country Acquisition Closing Date, the Borrower agrees to (a) cause the Additional Offering to be consummated in full, and (b) if the Southern Union Panhandle Bridge Loan is then outstanding, cause the proceeds received by the Borrower from such Additional Offering to be utilized to fully pay the Southern Union Panhandle Bridge Loan.

5.    Amendment of Capital Requirements Negative Covenant. Sections 10.1(a) and 10.1(b) of the Credit Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:

(a)    permit its Consolidated Net Worth at the end of any fiscal quarter to be less than the sum of (i) $1,267,663,000; (ii) 40% of Consolidated Net Income (if positive) for the period commencing on January 1, 2004 and ending on the date of determination, and treated as a single accounting period; (iii) the difference between (A) 100% of the net proceeds of any issuance of capital or preferred stock or any other Equity-Preferred Securities by the Borrower or any consolidated Subsidiary, including without limitation, the Additional Offering, received by the Borrower or such consolidated Subsidiary at any time after January 1, 2004; and (B) the aggregate amount of all redemption or repurchase payments hereafter made, if any, by the Borrower and any such consolidated Subsidiary in connection with the repurchase by the Borrower or any such consolidated Subsidiary of any of their respective capital or preferred stock; (iv) without duplication, the difference between (A) 100% of the net proceeds heretofore and hereafter received by the Borrower and any consolidated Subsidiary in respect of the issuance by the Borrower or such consolidated Subsidiary of the Structured Securities, and (B) the aggregate amount of all redemption payments hereafter made, if any, by the Borrower and any such consolidated Subsidiary in connection with the redemption of any of the Structured Securities; and (v) the minority interests in the Borrower’s Subsidiaries; or

(b)    permit the ratio of its Consolidated Total Indebtedness to its Consolidated Total Capitalization to be greater than (i) 0.65 to 1.00 at the end of any fiscal quarter ending prior to the Cross Country Acquisition Closing Date; (ii) 0.70 to 1.00 at the end of any fiscal quarter ending on or after the Cross Country Acquisition Closing Date, but before the consummation of the Additional Offering; and (iii) 0.65 to 1.00 at the end of any fiscal quarter ending on or after the consummation of the Additional Offering.

6.    Amendment of Liens Negative Covenant. Section 10.2(d) of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

(d)    (i) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary, including without limitation, (A) any property acquired by the Borrower in consummating and finalizing any of the Prior Acquisitions, (B) any Liens existing on any property of Panhandle Eastern or any of its Subsidiaries to secure existing Debt of Panhandle Eastern or any of its Subsidiaries as of the Closing Date and (C) any Liens against any property of Panhandle Eastern or any of its Subsidiaries to secure Panhandle Eastern Refinancing Debt (provided such Liens are limited to property of Panhandle Eastern or any of its Subsidiaries securing the Debt so extended, refinanced, renewed, replaced, defeased or refunded), (ii) Liens against (A) the stock and other equity interests in Panhandle Eastern, (B) the equity interests in CCE Holdings held by the Borrower and its Subsidiaries and (C) Debt owed to Southern Union Panhandle by

Panhandle Eastern and CCE Acquisition, in each case to secure the Southern Union Panhandle Bridge Loan, or (iii) purchase money Liens placed on an item of real or personal property purchased by the Borrower or any Subsidiary to secure a portion of the purchase price of such property; provided that no such Lien may encumber or cover any other property of the Borrower or any Subsidiary.

7.    Amendment of Debt Negative Covenant. Sections 10.3(a) and 10.3(g) of the Credit Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:

(a)    Debt evidenced by the Notes or the Facility Letter of Credit Obligations or outstanding under the Term Loan Facility or the Southern Union Panhandle Bridge Loan, or issued pursuant to the Additional Offering and any Equity-Preferred Securities (to the extent the same constitutes Debt) not in default, as well as (i) Debt of Panhandle Eastern and/or any of its Subsidiaries outstanding as of the Closing Date, (ii) any Panhandle Eastern Refinancing Debt, (iii) any working capital credit facility or facilities provided directly to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries by any party other than the Borrower, so long as the principal amount of all such outstanding working capital facilities, together with the outstanding principal amount of any working capital loans or advances by the Borrower to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries, does not exceed (A) $50,000,000 in the aggregate at any time that the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization for Panhandle Eastern and Panhandle Eastern’s Subsidiaries (excluding the Borrower and all other Subsidiaries of the Borrower for purposes of such calculation) is greater than 0.65 to 1.00 and (B) $75,000,000 in the aggregate at any time that the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization for Panhandle Eastern and Panhandle Eastern’s Subsidiaries (excluding the Borrower and all other Subsidiaries of the Borrower for purposes of such calculation) is less than or equal to 0.65 to 1.00, (iv) Guaranty by Panhandle Eastern of the obligations of Southern Union Panhandle under the Southern Union Panhandle Bridge Loan, (v) any loans or advances of proceeds of the Additional Offering by the Borrower (or Panhandle Eastern, if applicable) to CCE Acquisition for purposes of financing the Cross Country Acquisition and (vi) any loans or advances by the Borrower to Panhandle Eastern and/or any of the Borrower’s other Subsidiaries permitted under Section 10.4(b).

(g)    additional Debt of the Borrower and Structured Securities of the Borrower and the Southern Union Trusts, provided that after giving effect to the issuance thereof, there shall exist no Default or Event of Default; and: (i) the ratio of Consolidated Total Indebtedness to Consolidated Total Capitalization shall be no greater than (A) 0.65 to 1.00 at all times prior to the Cross Country Acquisition Closing Date, (B) 0.70 to 1.00 at all times on and after the Cross Country Acquisition Closing Date, but before the consummation of the Additional Offering and (C) 0.65 to 1.00 at all times on or after the consummation of the Additional Offering; (ii) the ratio of EBDIT for the four fiscal quarters most recently ended to pro forma Cash Interest Expense for the following four fiscal quarters shall be no less than 2.00 to 1.0 at all times; provided, however, that if the additional Debt for which the determinations required to be made by this subparagraph

(g) will be used to finance in whole or in part the consideration to be paid by the Borrower for the acquisition of any entity otherwise permitted under the terms of this Agreement, the determination of EBDIT for purposes of this ratio shall include not only the EBDIT of the Borrower and its Subsidiaries for the four fiscal quarters most recently ended, but shall also include the EBDIT of such entity to be acquired for such four fiscal quarters most recently ended; and (iii) (A) such Debt and Structured Securities shall have a final maturity or mandatory redemption date, as the case may be, no earlier than the Maturity Date and shall mature or be subject to mandatory redemption or mandatory defeasance no earlier than the Maturity Date (as so extended) and shall be subject to no mandatory redemption or “put” to the Borrower or any Southern Union Trust exercisable, or sinking fund or other similar mandatory principal payment provisions that require payments to be made toward principal, prior to such Maturity Date (as so extended); or (B) (x) such additional Debt shall have a final maturity date prior to the Maturity Date, (y) such additional Debt shall not exceed Two Hundred Fifty Million Dollars ($250,000,000.00) in the aggregate plus Twenty Million Dollars ($20,000,000.00) of reimbursement obligations incurred in connection with Non-Facility Letters of Credit issued by a Bank or Banks or by any other financial institution; provided, however, that for purposes of determining the aggregate amount of such additional Debt for purposes of this subclause (y), the Debt of the Borrower under the Term Loan Facility shall not be included and such Debt under the Term Loan Facility shall be deemed to be permitted Debt for purposes of this subclause (y), and (z) such additional Debt shall be borrowed from a Bank or Banks as a loan or loans arising independent of this Agreement, or the Term Loan Facility or shall be borrowed from a financial institution that is not a Bank under this Agreement or the Term Loan Facility.

8.    Amendment of Investment Negative Covenant. (a) Sections 10.4(a) and 10.4(b) of the Credit Agreement are hereby amended and restated in their entirety to hereafter be and read as follows:

(a)    stock or other equity interests of (i) the Subsidiaries named in Section 7.1; (ii) other entities that are acquired by the Borrower or any Subsidiary but that are promptly merged with and into the Borrower; (iii) Southern Union Panhandle, Panhandle Eastern and any Subsidiaries of Panhandle Eastern acquired as a result of the Panhandle Eastern Acquisition; (iv) CCE Holdings; and (v) the same Qualifying Entities as the Qualifying Entities under subparagraph (ii) of the definition of "Qualifying Assets,” provided that at any time the aggregate purchase price paid for such stock and other equity interests in such Qualifying Entities then held by the Borrower as of the applicable determination date, including the aggregate amount of Debt assumed or deemed incurred by the Borrower in connection with the purchase of such stock and other equity interests, is not more than twenty percent (20%) of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the applicable determination date.

(b)    loans or advances to a Subsidiary, as well as advances of proceeds of the Additional Offering by the Borrower or Panhandle Eastern to CCE Acquisition for purposes of facilitating the consummation of the Cross Country Acquisition; provided, however, that the principal amount of such loans and advances for working capital purposes at any time outstanding to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries, together with the principal amount of any outstanding working capital credit facility or facilities provided directly to Panhandle Eastern and/or any of Panhandle Eastern’s Subsidiaries by any party other than the Borrower, does not exceed $25,000,000 in the aggregate at any time.

(b)    Section 10.4(h) of the Credit Agreement is hereby renamed as Section 10.4(i), and a new Section 10.4(h) is hereby added to the Credit Agreement to read as follows:

(h)    loans or advances to any member of the CCE Group by the Borrower or any Subsidiary not otherwise permitted under the other provisions of this Section 10.4, so long as the sum of such loans and advances does not exceed $25,000,000 in the aggregate at any time.

9.    No Agreements Prohibiting Pledge of CCE Holdings Equity. A new Section 10.18 is hereby added to the Credit Agreement to read as follows:

10.18    No Agreements Prohibiting Pledge of CCE Holdings Equity. Neither the Borrower nor Southern Union Panhandle nor CCE Acquisition will enter into any contract or other agreement with any Person that directly or indirectly prohibits the Borrower or Southern Union Panhandle or CCE Acquisition from granting any Lien against the equity interests in CCE Holdings (whether common, preferred or another class of equity ownership) at any time owned and held by the Borrower or any of its Subsidiaries as security for any Debt of the Borrower or any of its Subsidiaries, other than the applicable negative covenants of this Agreement, the Term Loan Facility, the Southern Union Panhandle Bridge Loan and the CCE Holdings LLC Agreement.

10.    New Exhibit. A new Exhibit D in the form of Exhibit D attached to this Amendment, is hereby added to the Credit Agreement.

11.    Other Sections. Except as expressly amended by this Amendment, the provisions of the Credit Agreement and the Notes shall remain in full force and effect, and the Borrower acknowledges and reaffirms its liability to the Banks thereunder. In the event of any inconsistency between this Amendment and the terms of the Credit Agreement or the Notes, this Amendment shall govern.

12.    Representations and Warranties. The Borrower represents and warrants to the Banks as of the Borrower’s execution of this Amendment and as of the effective date hereof that:

(a)    Representations and Warranties. The representations and warranties contained in Section 7 of the Credit Agreement, as amended hereby, are true and correct, and no Default or Event of Default has occurred and is continuing.

(b)    Corporate Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver and perform its obligations under this Amendment and to make the borrowings provided for in the Credit Agreement, and all requisite corporate action on the Borrower’s part for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(c)    Binding Obligations. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by Debtor Laws.

(d)    No Conflict or Resultant Lien. The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated herein do not and will not violate any provision of, or result in a default under, the certificate of incorporation or bylaws of the Borrower, or any contract, agreement or instrument or any governmental requirement to which the Borrower is subject, or result in the creation or imposition of any Lien upon any property of the Borrower (other than as contemplated or permitted by the Credit Agreement).

(e)    No Consent. The Borrower’s execution, delivery and performance of this Amendment does not require the consent or approval of any Person.

13.    Miscellaneous.

(a)    In accordance with the terms of Section 13.2 of the Credit Agreement, this Amendment shall become effective when executed and delivered by the Borrower, the Agent and the Majority Banks.

(b)    No Bank, by its execution of this Amendment, waives any rights it may have against any person not a party hereto.

(c)    This Amendment may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same Amendment.

(d)    All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

(e)    The invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Amendment shall not affect the remaining portion of this Amendment, or any part thereof, and in case of any such invalidity, this Amendment shall be construed as if such invalid covenants, phrases, clauses, sentences or paragraphs had not been inserted. The section headings in this Amendment are for convenience only and shall not limit or in any way affect the meaning of the terms and provisions of this Amendment.

(f)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.

THIS WRITTEN AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first above written.

SOUTHERN UNION COMPANY
By:
Name:
Title:

JPMORGAN CHASE BANK, for itself and as Agent for the Banks
By:
Name:
Title:

FLEET NATIONAL BANK
By:
Name:
Title:

WESTLB AG, NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

KBC BANK N.V.
By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, N.A.
By:
Name:
Title:

CALYON NEW YORK BRANCH
By:
Name:
Title:

By:
Name:
Title:

MERRILL LYNCH BANK USA
By:
Name:
Title:

SOVEREIGN BANK
By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY
By:
Name:
Title:

THE NORINCHUKIN BANK, NEW YORK BRANCH
By:
Name:
Title:

BAYESISCHE LANDESBANK CAYMAN ISLANDS BRANCH
By:
Name:
Title:

BANK HAPOALIM B.M.
By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH
By:
Name:
Title:

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

SUMITOMO MITSUI BANK CORP., NEW YORK
By:
Name:
Title:

UFJ BANK LIMITED, NEW YORK BRANCH
By:
Name:
Title:

MIZUHO CORPORATE BANK (USA)
By:
Name:
Title:

CITIZENS BANK OF RHODE ISLAND
By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.
By:
Name:
Title:

CHANG HWA COMMERCIAL BANK, LTD.
By:
Name:
Title:

BANK OF CHINA, NEW YORK BRANCH
By:
Name:
Title:

ROYAL BANK OF CANADA
By:
Name:
Title:

UMB BANK, N.A.
By:
Name:
Title:

BANK OF COMMUNICATIONS, NEW YORK BRANCH
By:
Name:
Title:

BANK OF TAIWAN, NEW YORK AGENCY
By:
Name:
Title:

CHINATRUST COMMERCIAL BANK, NEW YORK BRANCH
By:
Name:
Title:

EXHIBIT D
Summary of Terms and Conditions
Southern Union Panhandle Bridge Loan

Borrower:	Southern Union Panhandle LLC (the “Borrower”).
Guarantor:
Panhandle Eastern Pipe Line Company, LP or its successor (“Panhandle”), referred to herein as the “Guarantor”, and the Guarantor, together with the Borrower, are sometimes referred to herein as the “Obligors”. If Southern Union Company (the "Parent") holds any direct ownership interest in Panhandle, it shall also become a Guarantor and an Obligor hereunder, provided that the Parent's guarantee shall be limited to the pledge of its ownership interest in Panhandle.

Facility Description:
Up to $590,500,000 term loan (the “Facility”) with a maturity of six months from the date of closing of the Cross Country Acquisition (the “Closing Date”), but in no event later than June 17, 2005 (the “Maturity Date”). The Facility will be available for drawdown until the Closing Date, but in no event later than December 17, 2004.

Security:
The Facility will be secured by a perfected first priority security interest in (i) all indebtedness owed to the Borrower by Panhandle and CCE Acquisition LLC (“CCE Acquisition”) and (ii) (A) 100% of ownership interest in Panhandle and (B) all capital stock owned by the Borrower of CCE Acquisition.

Purpose:
The Facility will be used (i) to finance a portion of the Cross Country Acquisition (as defined in the accompanying Commitment Letter) and (ii) to pay fees and expenses incurred in connection with the Cross Country Acquisition.

Joint Lead Arrangers and Bookrunners:	J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. (together, the “Lead Arrangers”).
Administrative Agent:	JPMorgan Chase Bank (“JPMC” or the “Administrative Agent”).
Syndication Agent:	Merrill Lynch Capital Corp.
Borrowing Options:	LIBOR and ABR. ABR means the higher of the Administrative Agent’s prime rate and the federal funds rate + 0.50%. LIBOR adjustments for Regulation D will be charged by Lenders individually.
Pricing:	Pricing on the commitments and loans will be at the rates per annum set forth in the attached Pricing Schedule, expressed in basis points per annum.
Interest Payments:	At the end of each applicable Interest Period.
Interest Periods:	1, 2 or 3 months.
Drawdown:	A single drawdown on the Closing Date.
Optional Prepayments:
ABR Loans may be prepaid at any time on one business day's notice. LIBOR Loans may be prepaid upon at least three business days’ notice subject to funding losses. Amounts prepaid may not be reborrowed.

Mandatory Commitment Reductions and Prepayments:
100% of the net cash proceeds from the issuance or incurrence after the Closing Date of debt, equity or equity-like securities by the Parent or the Borrower (other than from the issuance of the Parent’s common stock of up to $87 million to the extent the proceeds are used for general corporate purposes) shall be applied to reduce the commitments under the Facility (if still in existence) or to prepay the Facility.

Representations and Warranties:
Customary for credit agreements of this nature, with respect to the Obligors and their subsidiaries (including Cross Country and its subsidiaries), including but not limited to:

1.    Existence and qualification; power; compliance with laws.
2.    Authority; no conflict.
3.    No governmental approvals required.
4.    Enforceability.
5.    Litigation.
6.    No default.
7.    ERISA compliance.
8.    Use of proceeds; margin regulations.
9.    Tax liability.
10.    Financial statements; no material adverse change.
11.    Environmental compliance.
12.    Public Utility Holding Company Act; Investment Company Act.
13.    Disclosure.
14.    Collateral matters.
15.    Cross Country Acquisition matters.

Conditions:
Customary in credit agreements of this nature, including but not limited to:

1.    Absence of default.
2.    Accuracy of representations and warranties.
3.    Negotiation and execution of satisfactory credit agreement and customary closing documentation (including legal opinions and solvency certifications).
4.    Payment of fees.
5.    Absence of (a) material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Parent and its subsidiaries, taken as a whole or (b) any event or condition that would result in a closing condition under the Purchase Agreement not being satisfied and thereby permitting the “Purchaser” thereunder to not consummate the transactions contemplated by the Purchase Agreement.
6.    The fact that the Cross Country Acquisition shall close simultaneously with the closing of the Facility, on terms and conditions substantially as set forth in (i) the Purchase Agreement dated as of June 24, 2004, as amended by Amendment No.1 dated as of September 1, 2004 relating to the Cross Country Acquisition (including without limitation, the closing conditions of the entry of specified Bankruptcy Court orders and receipt of all material requisite governmental consents), modified to require pre-closing conversion of corporate subsidiaries of Cross Country to Limited Liability Companies, and (ii) the September 1, 2004 execution drafts of the letter agreement and term sheet relating to the joint venture to be formed by affiliates of the Parent and General Electric Capital Corporation in connection with the Cross Country Acquisition (the “Joint Venture”), in each case with such changes thereto as the Lenders may approve in their sole discretion.
7.    The fact that the Parent shall have received all amendments or consents under its other existing financing arrangements that are necessary or reasonably desirable to permit the consummation of (i) the Cross Country Acquisition on the terms contemplated by the Purchase Agreement and the Joint Venture documents and (ii) the Facility on the terms contemplated hereby (including without limitation, the security arrangements contemplated hereby), all of which shall be in form and substance satisfactory to the Lenders.
8.    Execution of satisfactory management services agreements.

Covenants of each Obligor:
Customary in credit agreements of this nature, and applicable to the Obligors and their subsidiaries (including Cross Country and its subsidiaries) including but not limited to:

1.    Financial statements.
2.    Certificates, notice and other information.
3.    Preservation of existence; maintenance of corporate separateness.
4.    Merger, consolidation, etc.
5.    Sale of assets.
6.    Maintenance of insurance.
7.    Payment of taxes and other potential liens.
8.    Compliance with laws.
9.    Environmental laws.
10.    Compliance with ERISA.
11.    Negative pledge
12.    Accounting changes.
13.    Limitation on debt of the Parent.
14.    Prohibition on dividends and other restricted payments (including intercompany loans) by the Parent while a default exists.
15.    Financial covenants TBD.
16.    Satisfactory SEC disclosure regarding the loan.
17.    Restriction on agreements that limit, directly or indirectly, the Obligors from granting a lien on the stock or other equity interests in Cross Country as security for obligations under the Facility, with exceptions for negative pledges under existing credit agreements of the Obligors to be specified.
18.    Restriction on agreements that limit, directly or indirectly, Cross Country and its subsidiaries (including Citrus Corp. and its subsidiaries) from paying dividends on its capital stock, other than those existing at the Closing Date or contained in the documentations for the debt to be issued by Cross Country Holdings, LLC (“Holdings”) and its subsidiaries for the purpose of financing the acquisition costs for the Cross Country Acquisition (and any refinancing thereof).
19.    Limitation on restricted payments.
20.    Limitation on acquisitions.
21.    Restriction on any amendment of the Joint Venture documents that is materially adverse to the Lenders.
22.    Collateral matters.

Events of Default:
Customary in credit agreements of this nature, including but not limited to the following:

1.    Failure to pay any principal when due.
2.    Failure to pay interest and fees within five business days of the due date.
3.    Failure to meet covenants (with grace periods, where appropriate).
4.    Representations or warranties false in any material respect when made.
5.    Cross default to Material Debt of the Parent or any of its subsidiaries, including Cross Country and its subsidiaries (to be defined as debt in a principal amount of at least $10 million).
6.    Change of ownership or control of the Parent.
7.    (a) Failure of the Parent to own 100% of the capital stock of the Borrower, (b) failure of an affiliate of the Parent to own at least 50% of the aggregate ownership interest in Holdings or (c) an affiliate of the Parent ceasing to be the managing member of Holdings.
8.    Credit Agreement or any guarantee shall be unenforceable or invalid.
9.    Other usual defaults with respect to the Obligors, including but not limited to insolvency, bankruptcy, ERISA and judgment defaults.

Increased Costs/Change of Circumstances:	The credit agreement will contain customary provisions protecting the Lenders in the event of unavailability of funding, illegality, increased costs and funding losses.
Indemnification:
The Obligors will indemnify the Lenders against all losses, liabilities, claims, damages, or expenses relating to their loans, the Borrower's use of loan proceeds or the commitments, including but not limited to reasonable attorneys’ fees and settlement costs (except such as result from the indemnitee’s gross negligence or willful misconduct).

Transfers and Participations:
Lenders will have the right to transfer or sell participations in their loans or commitments with the transferability of voting rights in the case of participations limited to changes in principal, rate, fees and term. Assignments, which must be in amounts of at least $5 million, will be allowed with the consent of the Administrative Agent and (so long as no Event of Default as to it has occurred and is continuing) the Borrower (such consent not to be unreasonably withheld); provided that assignments will be allowed within the Lender group and to a Lender’s affiliates without any consent requirement. In connection with each assignment, the assignor Lender will pay the Administrative Agent a $3,500 processing fee.

Required Lenders:	Majority of the aggregate amount of the commitments.
Expenses:
The Obligors will pay all legal and other reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent to this transaction and any subsequent amendments or waivers, including the expenses and reasonable fees of Davis Polk & Wardwell, special counsel to the Administrative Agent. In addition, all costs and expenses of the Lenders in connection with default and enforcement are to be paid by the Borrower.

Governing Law:	New York.

Pricing Schedule

Applicable Margins: The “Eurodollar Margin” applicable to outstanding LIBOR Loans shall be determined in accordance with the following grid. The “ABR Margin” applicable to outstanding ABR Loans shall be the Eurodollar Margin reduced by 1.00%.

Rating of the Borrower’s unsecured, non-credit enhanced Senior Funded Debt	Additional Percentage Per Annum
Level 1: Equal to or greater than Baa2 by Moody’s and equal to or greater than BBB by S&P	1.00%
Level 2: Equal to or greater than Baa3 by Moody’s and equal to or greater than BBB- by S&P, but less than Level 1	1.25%
Level 3: Equal to or greater than Ba1 by Moody’s and equal to or greater than BB+ by S&P, but less than Level 2	1.75%
Level 4: Equal to or less than Ba2 by Moody’s or equal to or less than BB by S&P	2.25%

In the event that the Borrower withdraws from having its unsecured, non-credit enhanced Senior Funded Debt being rated by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, so that one or both of such ratings services fails to rate the Borrower’s unsecured, non-credit enhanced Senior Funded Debt, the component of pricing from the grid set forth above for purposes of determining the applicable Eurodollar Rate for all Rate Periods commencing thereafter shall be 2.25% until such time as the Borrower subsequently causes its unsecured, non-credit enhanced Senior Funded Debt to be rated by both of said ratings services.

The Applicable Margin shall be payable monthly in arrears on each determination date based on outstanding loans during the period then ended.